NET PROFITS AGREEMENT
(Ojival II)

STATE OF TEXAS §
§
COUNTY OF HIDALGO §

This **NET PROFITS AGREEMENT** (the "Agreement") is entered into this 28th day of April, 2023, by and between FRONTERA GROUP, INC., a Nevada corporation (hereinafter referred to as "Assignor"), and TEXAS G&S INVESTMENTS, INC., a Texas corporation (hereinafter referred to as "Assignee")(Assignor and Assignee sometimes collectively referred to herein as the "Parties").

PREMISES:

WHEREAS, Assignee has sold to Assignor certain real property located in Hidalgo County, Texas, as more particularly described herein; and

WHEREAS, as additional consideration for Assignee's commitment to assist Assignor in the development and resale of the subject property, Assignor has agreed to create, assign, and convey the "Share in Net Profits", as defined in Paragraph 1(j) below, to Assignee.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing premises, the covenants contained herein, and other good and valuable consideration, the receipt, adequacy, and total sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1. DEFINITIONS. The following terms shall have the meaning indicated, wherever these terms are used in this Agreement:

(a) Date Hereof. The effective date of this Agreement shall be April 28, 2023.

(b) Assignor. FRONTERA GROUP, INC., a Nevada corporation
701 S. Carson Street, Suite 200
Carson City, NV 89701
Email: kbrycetoussaint@gmail.com

(c) Assignee. TEXAS G&S INVESTMENTS, INC., a Texas corporation.
4403 W. Military Hwy., Suite 703
McAllen, Texas 78503
Email: wcantu@texasgsinv.com

(d) Net Profits. The Net Profits of Assignor computed by deducting the Adjusted Job Cost Basis and Sales Expense from the Gross Sales

Proceeds.

(e) Property. The real property located in Hidalgo County, Texas known as Lots 1-9, 24-30 and 34, all in Block 32, TEXAN GARDENS SUBDIVISION, Hidalgo County, Texas, as per map or plat thereof recorded in Volume 8, Pages 57-58, Map Records, Hidalgo County, Texas (the "Property").

(f) Gross Sales Proceeds. The total dollar amount of all cash and property received from a sale of the Property owned by Assignor, to a party who is not an Affiliate of either of the Parties.

(g) Affiliate. As that term is defined in Rule 12(b)(2) promulgated by the Securities Exchange Commission under the Securities Exchange Act of 1934, as amended.

(h) Sales Expense. The premium for a Policy of Title Insurance, a brokerage commission of three percent (3%) of the Gross Sales Proceeds, survey expense and title insurance escrow fee and any other agreed upon expense associated with the sale of the Property.

(i) Adjusted Job Cost Basis. The adjusted cost basis at the time for the Property, determined in accordance with sound accounting principles. In general, the adjusted cost basis for the Property at any particular time shall be its original cost basis, plus interest and financing fees on any purchase money mortgage financing, plus any sums contributed to the acquisition of the Property by Assignor, plus direct expenditures paid to parties who are not Affiliates of Assignor for directly-related job matters (e.g.: appraisal fees, attorney fees, land plans and soil tests).

(j) Share In Net Profits. Assignee shall receive seventy-five percent (75%) of Net Profits from the Permitted Sale of the Property received by Assignor until Assignee has received Net Profits under this Agreement totaling $2,500,000 at which time Assignee's share of Net Profits shall be reduced to fifty percent (50%). Upon Assignee's receipt of Net Profits under this Agreement in the total amount of $7,500,000, Assignee's share of Net Profits shall be reduced to twenty-five percent (25%).

(k) Permitted Sale. A sale, exchange, or involuntary conversion of the Property, to a person who is not an Affiliate of any of the parties hereto, made at arm's length.

2. **CONVEYANCE OF SHARE OF NET PROFITS.** For and in valuable consideration of the services provided by Assignee to Assignor, Assignor hereby grants, bargains, sells and conveys to Assignee the Share in Net Profits. To have and to hold unto Assignee and unto Assignee's successors and assigns, and Assignor binds itself and its successors and assigns to

warrant and forever defend this grant against the claims of whomsoever against it, or any part of it, by, through or under Assignor, but not otherwise.

3. **SALE OF THE PROPERTY.** Assignor shall not make a sale of the Property, other than a Permitted Sale and Assignor shall not refinance or encumber the Property without Assignee's prior written consent.

4. **PAYMENT OF SHARE IN NET PROFITS.** To the extent there are cash proceeds received from a Permitted Sale, Assignor shall pay to Assignee, Assignee's Share in Net Profits via a federal wire transfer on the same day the Permitted Sale of the Property is consummated.

5. **NO PARTNERSHIP.** Nothing in this Agreement is intended, or shall in any way be construed, so as to create any form of partnership, joint venture, or agency relationship between Assignor and Assignee, the parties hereby expressly disclaiming any intention of any kind to create any such partnership, joint venture, or agency relationship between themselves. Accordingly, in no event shall Assignee be liable for any of the debts, obligations, or liabilities of Assignor as a result of the execution of this Agreement, and Assignee's only interest shall be Assignee's right to receive the interests granted to Assignee and assigned under this Agreement.

6. **TRANSFER AND ASSIGNMENT.** Assignee shall have the right to transfer or assign its right, title, and interest in and to this Agreement without the prior consent of Assignor, however, in the event Assignee elects to exercise its right granted herein, Assignee shall provide notice to Assignor within ten (10) days from the exercise of such right.

7. **CONSULTATION.** Without legally limiting the breadth and depth of consideration underlying the grant contained herein, it is made to assure Assignor, that it shall have the benefit of the considerable ability and knowledge of Assignee, in Assignor's holding and disposition of the Property. The parties hereto, whether serving as assignor or assignee contemplate that Assignee shall consult and advise Assignor in this vein, toward the end of achieving the highest and best price for the Property. Assignee has already commenced rendition of these independent contractor duties. Assignor shall have no control over the manner, method or content of rendition of these services. Assignee shall serve without supervision or direction from Assignor. No employer-employee relationship shall here exist.

8. **BOOKS OF ACCOUNT.** Assignor shall maintain detailed books of account, separately accounting for the Adjusted Job Cost Basis, using sound accounting principles throughout. Assignee, and its attorneys and accountants, shall have unrestricted access to these books and records during business hours.

9. **NOTICES.** All notices, demands, requests and other communications required or permitted hereunder shall be in writing, and shall be deemed to be delivered, whether actually received or not, by email or upon the deposit of both the original and any copy, as provided below, in a regularly maintained receptacle for the United States Mail, registered or certified, return receipt requested, postage pre-paid, addressed at the addresses set forth in Paragraphs 1(b) and (c) of this Agreement.

10. **EXECUTION AND EFFECTIVE DATE.** This Agreement is executed effective as of the Date Hereof. This Agreement was executed on the date or dates of the acknowledgment or respective acknowledgments set forth below.

ASSIGNOR:

FRONTERA GROUP, INC.,
A Nevada corporation

By: ______________________________
K. Bryce Toussaint, President

ACKNOWLEDGMENT

STATE OF TEXAS §
COUNTY OF HIDALGO §

BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared K. Bryce Toussaint, President of Frontera Group, Inc., a Nevada corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

Given under my hand and seal of office this 28 day of April 2023.

____
NOTARY PUBLIC, STATE OF TEXAS
Printed Name: NORMA LINDA SOLIS
My Commission Expires: 07/16/2026

Seal

NORMA LINDA SOLIS
NOTARY PUBLIC
STATE OF TEXAS
ID 128329147
EXP. 07-16-2026

ASSIGNEE:

TEXAS G&S INVESTMENTS, INC.,
a Texas corporation

By: ______________________________
William P. Cantu, Chief Compliance Officer

ACKNOWLEDGMENT

STATE OF TEXAS §
COUNTY OF HIDALGO §

BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared William P. Cantu, Chief Compliance Officer of Texas G&S Investments, Inc., a Texas corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

Given under my hand and seal of office this 28th day of April 2023.

____
NOTARY PUBLIC, STATE OF TEXAS
Printed Name: NORMA LINDA SOLIS
My Commission Expires: 07/16/2026

Seal

NORMA LINDA SOLIS
NOTARY PUBLIC
STATE OF TEXAS
ID 128329147
EXP. 07-16-2026